UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Adjournment of Annual Meeting

On June 7, 2012, Bakers Footwear Group, Inc. (the “Company”) commenced its Annual Meeting of Shareholders (the “Annual Meeting”) as previously scheduled.  No business was able to be validly conducted at the Annual Meeting due to the lack of a requisite quorum.  The requisite quorum is reached when a majority of outstanding shares of the common stock as of the record date entitled to vote on the subject matter is represented either in person or by proxy at the Annual Meeting.  To permit additional time to receive shareholder votes on Proposal I (Election of Directors) and Proposal II (Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2012), such Proposals being described in the Company's Proxy Statement as filed with the Securities and Exchange Commission on May 22, 2012, the Annual Meeting was adjourned until Wednesday, July 18, 2012, at 11 a.m. (central daylight time) and scheduled to reconvene at that time at the Company's offices located at 2815 Scott Avenue, St. Louis, Missouri, 63103.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: June 8, 2012	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary